[Amendment No. 5]
                                                              EXHIBIT 99.01

                                        FORM OF
                               AGREEMENT TO SELL SHARES ON
                                   SEPTEMBER 15, 1986
                               ---------------------------

          This Agreement is made as of the 1st day of April, 1986 between Loews Trading Corp. ("Loews") and Fisher Brothers Financial and Development Company II ("Fisher").

          WHEREAS, Fisher is the owner of 1,000,000 shares (the "Shares") of common stock, par value $2.50 per share, of CBS, Inc. ("CBS") that Fisher desires to sell to Loews on September 15, 1986; and

          WHEREAS, Loews desires to purchase the Shares;

          NOW, THEREFORE, the parties hereto agree as follows:

        1. Purchase and Sale; Closing. Subject to the terms and conditions
           --------------------------
     of this Agreement, Fisher hereby agrees to sell the Shares to Loews and Loews hereby agrees to buy the Shares from Fisher, at a price of $143.50 per Share. The closing of such purchase and sale (the "Closing") shall take place at 10:00 A.M., local time, on September 15, 1986, or such earlier date of which Fisher gives Loews five days' prior written notice, at Loews Corporation, 666 Fifth Avenue, New York, New York. At the Closing, Fisher will deliver to Loews a certificate or certificates representing all the Shares, with stock transfer tax stamps affixed, duly endorsed for transfer or with stock powers duly executed in blank attached, in good form for delivery, and Loews will deliver to Fisher, in payment for the Shares, either (a) the amount of $143,500,000 in federal funds, or (b) at the option of Fisher on written notice to Loews given no later than five days prior to the Closing or the business day following the day on which Fisher receives notice from Loews of its intention to accelerate the date of Closing as provided in Section 2 of this Agreement, a promissory note (the "Note") of Loews, in the amount of $143,500,000. The Note shall be payable on January 2, 1987 and shall bear interest payable at maturity at a rate equal to the yield on three-month treasury bills prevailing at the close of business on the business day preceding the date of the Closing. The Note shall either (a) be guaranteed as to payment by Loews Corporation on terms reasonably satisfactory to Fisher or (b) to the extent the same can be obtained with the exercise of reasonable efforts on the part of Loews, be secured by an irrevocable stand-by letter of credit having a face amount equal to the principal amount of the Note plus the amount of interest payable thereon at maturity issued by a bank and on terms reasonably satisfactory to Fisher. The cost of obtaining such letter of credit shall be borne by Fisher.

          2. Acceleration of Closing. If a tender or exchange offer for
             -----------------------
     shares of common stock of CBS is commenced by any person or entity other than Loews or any of its affiliates and Loews advises Fisher in good faith of the intention of Loews and its affiliates to tender at least 80% of the CBS shares owned beneficially by them, or if CBS is to consummate a merger, consolidation, liquidation, reclassification or similar transaction in which shares of its common stock will be changed or exchanged for cash or debt or any combination thereof, the date of the Closing shall then be accelerated to the date determined by Loews in good faith to be the latest date reasonably practical to allow it sufficient time after the Closing to tender the Shares prior to the expiration of the proration period for the tender or exchange offer or, in the case of any such other transaction, to allow Loews to participate in such transaction in respect of the Shares. It shall be a condition to such a Closing that, substantially concurrently with the Closing, Loews shall tender the Shares and that Loews and its affiliates shall tender at least 80% of the other shares of common stock of CBS then owned by them, or, in the case of any such other transaction, take such other action as may be necessary to enable Loews and its affiliates to participate in such transaction in respect of the Shares and all such other shares. If the transaction is an exchange of stock for stock or comparable instrument other than debt, Fisher shall consummate such exchange and the new instrument shall be deemed to be the Shares hereunder. For purposes hereof, CBS shall not be deemed to be an affiliate of Loews or any of Loews' affiliates.

          3. Representations of Fisher. Fisher hereby represents and
             -------------------------
     warrants to Loews as follows:

          (a) Fisher is duly authorized to execute, deliver and perform this Agreement and this Agreement is a valid and binding agreement of Fisher enforceable against it in accordance with the terms hereof.

          (b) Fisher has now and will have at all times prior to the Closing good and valid title to the Shares, free and clear of any and all claims, liens, pledges, charges, encumbrances and security interests. Fisher has full power and authority to sell, transfer, assign and deliver the Shares to Loews and, upon delivery by Fisher to Loews of the certificate or certificates representing the Shares as contemplated by Section 1 of this Agreement, Fisher will have transferred to Loews good and valid title to the Shares, free and clear of any and all claims, liens, pledges, charges, encumbrances and security interests.

          4. Representations of Purchaser. Loews hereby represents and
             ----------------------------
     warrants to Fisher that Loews is duly authorized to execute, deliver and perform this Agreement and this Agreement is a valid and binding agreement of Loews enforceable against it in accordance with the terms hereof. Delivery of the Note shall be deemed to be a representation by Loews that the Note is a valid and binding obligation of Loews enforceable against Loews in accordance with the terms thereof.

          5. Adjustment for Stock Splits, Etc. Notwithstanding any other
             --------------------------------
     provision in this Agreement to the contrary, in the event of any stock split, reclassification, recapitalization or other extraordinary transaction with respect to the Shares, the securities subject to this Agreement and the purchase price hereunder shall be appropriately adjusted to reflect such transaction.

          6. Survival. The representations and warranties made herein by
             --------
     Fisher and Loews shall survive the purchase and sale of the Shares pursuant to this Agreement.

          7. Rights of Fisher Prior to Closing. Prior to the Closing
             ---------------------------------
     (i.,e., September 15, 1986 or such earlier date to which the Closing is accelerated under Section 1 or 2 hereof), Fisher shall retain all rights and incidents of ownership with respect to the Shares.

          8. Miscellaneous. This Agreement may be executed in two or more
             -------------
     counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Fisher and Loews agree that any breach of this Agreement by one party would result in irreparable harm for which the other party would not have an adequate remedy at law and that Fisher and Loews shall each be entitled to injunctive and other equitable relief to enforce specifically the terms and provisions hereof, in addition to any other rights or remedies available to Fisher or Loews. This Agreement may be amended only upon execution and delivery of a written agreement executed by the parties hereto. The section headings herein are for convenience of reference only and do not constitute part of this Agreement.

          9. Notices. All notices and other communications provided for
             -------
     hereunder shall be in writing and mailed or telegraphed or delivered by hand, if to Loews, at its address at 666 Fifth Avenue, New York, New York 10103, Attention: Barry Hirsch; and if to Fisher, at its address at 299 Park Avenue, New York, New York 10017, Attention:
     Richard L. Fisher; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, be effective when deposited in the mails, addressed as aforesaid, or delivered to the telegraph company or delivered by hand.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of Fisher and a duly authorized officer of Loews as of the day and year first above written.

                                              LOEWS TRADING CORP.



                                              By:
                                                  -------------------------

                                              FISHER BROTHERS FINANCIAL AND
                                                DEVELOPMENT COMPANY II

                                              By:
                                                  -------------------------

                                              By:
                                                  -------------------------

          The undersigned, Loews Corporation, guarantees payment of all monetary obligations and performance of all other obligations of Loews under the preceding agreement.


                                              LOEWS CORPORATION


                                              By:
                                                  -------------------------

                                                     April 14, 1986



     Salomon Brothers Inc
     One New York Plaza
     New York, New York 10004

          Re: Agreement to Sell 1,000,000 Shares of
              CBS Inc. on September 15, 1986 by Fisher
              Brothers Financial and Development
              Company II to Loews Trading Corp.
              ----------------------------------------

     Dear Sirs:

          The undersigned hereby advise you that they have made arrangements between themselves for the sale of 1,000,000 shares of common stock of CBS Inc. on September 15, 1986 and, accordingly, release you from any further obligation you may have, if any, with respect to such transaction.

                                             Very truly yours,


                                             LOEWS CORPORATION



                                             By:
                                                 --------------------------


                                              FISHER BROTHERS FINANCIAL AND
                                                DEVELOPMENT COMPANY II

                                             By:
                                                 --------------------------

     					     By:
                                                 --------------------------